Exhibit 99.1

RESTORATION HARDWARE HOLDINGS, INC. APPOINTS DR. LEONARD SCHLESINGER TO BOARD OF DIRECTORS

Corte Madera, CA – April 24, 2014 – Restoration Hardware Holdings, Inc. (NYSE:RH) today announced the appointment of Dr. Leonard Schlesinger to its Board of Directors. He will also serve as the Chairman of the Board’s Compensation Committee. Dr. Schlesinger has held executive leadership positions at various retail and consumer brands, including Vice Chairman and Chief Operating Officer of Limited Brands from 1999 to 2007, and is an esteemed leader in academia having served for over 20 years as a Professor of Business Administration at Harvard Business School, and as the President of Babson College, which has been ranked #1 for entrepreneurship for 20 consecutive years.

Gary Friedman, Chairman and Chief Executive Officer, commented, “We are thrilled to have Len join the RH Board. He is a true thought leader and we will benefit greatly from his wisdom and experience as we continue our pursuit of becoming one of the most innovative and admired brands in the world.”

“I am honored to join the RH Board and have the opportunity to work with this exceptional team,” said Dr. Leonard Schlesinger. “I look forward to contributing to the continued momentum and long-term success of one of the most innovative brands in retail.”

Dr. Schlesinger currently serves as a Baker Foundation Professor of Business Administration at Harvard Business School, leading courses in general management, organizational behavior, human resource management, and service management, a role he returned to in July 2013 after concluding a five-year term as the President of Babson College. Prior to his term at Babson College, he served in various senior executive positions at Limited Brands, most recently as Vice Chairman and Chief Operating Officer. While at Limited Brands, his areas of responsibility included operational and financial leadership of Express, Limited Stores, Victoria’s Secret Beauty, Bath and Body Works, C.O. Bigelow, Henri Bendel and the White Barn Candle Company. Previously, Dr. Schlesinger served as Executive Vice President, Chief Operating Officer and Director at Au Bon Pain Co., Inc.

Dr. Schlesinger is the author or co-author of eleven books and has written numerous articles for academic audiences as well as for The New York Times, Fast Company, and Harvard Business Review. Dr. Schlesinger currently serves as a Director of Demandware, Inc., a Director of Viewpost, LLC, a member of the Corporation of the Winsor School, and is a member of the President’s Council of the Franklin W. Olin College of Engineering.

About Restoration Hardware Holdings, Inc.

RH (Restoration Hardware Holdings, Inc. - NYSE:RH) is a curator of design, taste and style in the luxury lifestyle market. The Company offers collections through its retail galleries, source books, and online at RH.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws, including statements related to Dr. Schlesinger’s service as the Chairman of the Compensation Committee and the expected benefits to the Company as a result of his appointment. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts.

These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, our ability to retain key personnel; successful implementation of our growth strategy; general economic conditions and the impact on consumer confidence and spending; changes in customer demand for our products; our ability to anticipate consumer preferences and buying trends; changes in consumer spending based on weather and other conditions beyond our control; risks related to the number of new business initiatives we are undertaking; our ability to employ reasonable and appropriate security measures to protect personal information that we collect; risks related to “conflict minerals” compliance and its impact on sourcing, if any, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Restoration Hardware Holdings’ Form 10-K filed with the Securities and Exchange Commission on March 31, 2014, and similar disclosures in reports filed with the SEC, which are available on our investor relations website at ir.restorationhardware.com and on the SEC website at www.sec.gov. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contact

Cammeron McLaughlin

VP, Investor Relations

(415) 945-4998

cmclaughlin@restorationhardware.com

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